Exhibit 10.7
Form SB-2
Skypath Networks, Inc.

[GRAPHIC OMITTED]

This Telecommunications Services Agreement ("Agreement") is made this ______ day of _______________, 2002, by and between Williams Communications, LLC, a Delaware limited liability company ("Williams"), and Sky Path Networks, Inc., at P.O. Box 5682, Providence, RI 02903, a Delaware Corporation ("Customer").

1. Services. Customer agrees to purchase from Williams and Williams, itself or through an affiliate, agrees to provide telecommunications services as specified in accepted Service Orders, according to the terms and conditions in this Agreement. Williams provides specified Services in accordance with its applicable Service Schedules in effect at the time Service is ordered, which may be attached or separately executed. All Services are subject to availability and approval of Customer's credit by Williams.

2. Incorporated Materials. Customer affirms that it has reviewed and assented to all material posted on Williams' Customer Service Website to which this Agreement refers, and agrees to be bound to those terms and conditions as if fully set forth herein.

3. Effective Date and Term. This Agreement shall become effective on the date written above ("Effective Date"), shall continue for five years from the Effective Date, and shall then automatically renew for successive one-year periods ("Renewal Terms"), unless either party gives written notice to the other party of non-renewal, such notice to be delivered at least sixty (60) calendar days before the end of the Term or the Renewal Term.

4. Payment Terms and Charges. All amounts stated on each monthly invoice are due and payable within thirty (30) calendar days of the date of the invoice ("Due Date"). Customer agrees to remit payment via Automated Clearinghouse ("ACH") or wire transfer to Williams Communications, LLC in care of: Bank of Oklahoma, Tulsa, Ok, ABA # 103900036, Account # 010649443 (Williams Communications, LLC), or such other bank or account as Williams may in writing direct Customer to remit payment. In the event Customer fails to make full payment of undisputed amounts by the Due Date, Customer shall also pay a late fee in the amount of the lesser of (i) one and one-half percent (1 1/2 %) per month or (ii) the maximum lawful monthly rate under applicable state law, of the unpaid balance which amount shall accrue from the Due Date ("Late Fee"). Williams may make billing adjustments: for On-Net Services for a period of one (1) year after the date a Service is rendered, and for Third Party Services for a period of two (2) years after the date a Service is rendered.

5. Billing Disputes. (a) Upon disputing any charges, Customer shall: (i) pay all undisputed charges by the Due Date; (ii) present by the Due Date a written statement of amounts disputed in good faith in reasonable detail with supporting documentation; and, (iii) negotiate in good faith to resolve any dispute within sixty (60) calendar days. (b) Disputed charges mutually agreed upon and in favor of Williams, with a Late Fee, will be paid within five (5) business days of the resolution. Disputed charges mutually agreed upon and in favor of Customer will be credited to Customer and no late fees shall apply. (c) If the Parties fail to resolve the dispute within the sixty day period (unless Williams agrees to extend such period), all disputed amounts and a Late Fee will be due and payable on the sixtieth (60th) day following the Due Date.

6. Right to Assurance. If a Customer suffers a material adverse change in its financial condition, Williams may: (a) request adequate assurance of Customer's performance per applicable law; or, (b) decline to accept a Service Order.

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7. Default,  Suspension of Service, and Termination.  A "Default" shall occur if
(a) Customer fails to make payment as required under this Agreement; or (b) either party fails to perform or observe any material term or obligation contained in this Agreement, (other than (i) Customer's obligation to make payment or (ii) Williams' obligation to provide Service in accordance with the applicable Technical Specifications which is not a default but entitles Customer to exclusive remedies) and any such failure remains uncorrected for fifteen (15) calendar days after written notice from the non-defaulting party. If Customer uses the Services for any unlawful purpose or in any unlawful manner, or violates Williams' Acceptable Use Policy posted on Williams' website, Williams shall have the right immediately to suspend and/or terminate any or all Services hereunder without notice to Customer. In the event of a Customer Default for any reason, Williams may: (i) suspend Services to Customer; (ii) cease accepting or processing orders for Services; (iii) withhold delivery of Call Detail Records (if applicable); and/or (iv) terminate this Agreement. If this Agreement is terminated because of a Customer Default, such termination shall not affect or reduce Customer's minimum monthly commitments required under this Agreement, if applicable; and, all Early Termination Charges shall apply. Williams shall at all times be entitled to all rights available to it at law or in equity; and, Customer agrees to pay Williams' reasonable expenses (including attorney and collection agency fees) incurred in the enforcement of Williams' rights in the event of a Customer Default. In the event of a Williams' Default, Customer's sole and exclusive remedy shall be termination of the Agreement and receipt of any applicable refund. Customer will, however, remain liable for all charges
incurred  for  Services  provided  prior  to  Customer's   termination  of  this
Agreement.

8. Taxes. If any taxes (excluding taxes based on Williams' net income or capital or any property taxes but not Universal Service Fund charges), fees, surcharges, or other charges or impositions are asserted against Williams as a result of Williams' sale of Services or Customer's use of Services by any local, state, national, international, public or quasi-public governmental entity or foreign government or its political subdivision, including without limitation, any tax or charge levied to support the federal Universal Service Fund contemplated by the Telecommunications Act of 1996, or any state or foreign equivalent ("Additional Charges"), Customer agrees to pay any such Additional Charges, together with a one percent (1%) administrative fee, and indemnify Williams from for any liability or expense associated with such Additional Charges.

9. Limitation of Liability. IN THE EVENT OF ANY BREACH OF THIS AGREEMENT OR ANY FAILURE OF THE SERVICES, WHATSOEVER, NEITHER WILLIAMS NOR ANY WILLIAMS' PROVIDER SHALL BE LIABLE FOR ANY DIRECT (except for express remedies specified in this Agreement), INDIRECT, CONSEQUENTIAL, SPECIAL, ACTUAL, INCIDENTAL, PUNITIVE OR ANY OTHER DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, EVEN IF WILLIAMS OR THE WILLIAMS' PROVIDER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS.

10. Warranty and Disclaimer of Warranty. Williams WARRANTY AND DISCLAIMER OF WARRANTY WITH RESPECT TO ANY SERVICE IS SET FORTH ON THE APPLICABLE SERVICE SCHEDULE. WILLIAMS DISCLAIMS ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. No warranty is made or passed on with respect to any Third Party Services.

11. Terms and Execution. This Agreement includes the additional provisions stated on the reverse side of this page. The signatures below represent the parties' agreement to be bound as set forth in this Agreement.

CUSTOMER:                               WILLIAMS COMMUNICATIONS,  LLC:

By:                                     By:

Printed Name:                           Printed Name:

Title:                                  Title:

Date:                                   Date of Signature:


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12. Exclusive Remedies.  Except as otherwise  specifically  provided for herein, the remedies set forth in this Agreement comprise the sole and exclusive remedies available to Customer at law or in equity.

13. Compliance with Law. Use of the Services shall be in accordance, and comply, with all applicable laws, regulations, and rules. Customer shall obtain all approvals, consents and authorizations necessary to conduct its business and initiate or conduct any transmissions over any facilities covered by this Agreement.

14. Indemnity. (a) Customer and Williams shall defend, indemnify and hold harmless the other from and against any and all claims for damage to tangible property or bodily injury, including claims for wrongful death, to the extent that such claim arises out of the negligence or wrongful misconduct of the respective indemnifying party, its employees, agents, or contractors in connection  with this  Agreement  or the  provision of Services  hereunder.  (b)
Customer will defend, indemnify and hold harmless Williams and its officers, directors, employees, contractors and agents from and against any loss, debt, liability, damage, obligation, claim, demand, judgment or settlement of any nature or kind, known or unknown, liquidated or unliquidated, including without limitation, all reasonable costs and expenses incurred including all reasonable litigation costs and attorneys' fees arising out of, resulting from or based upon any complaint, claim, action, proceeding or suit of any third party based upon an alleged defect in or failure of Service, failure to obtain approval, consent, or authorization, or based on Customer's violation of any law or any rule or regulation.

15. Force Majeure. Williams may adjust or suspend its performance to the extent performance is beyond Williams' reasonable control for reasons including, without limitation, Acts of God, fire, explosion, atmospheric conditions such as rain fade, cable cut, governmental action, or national emergencies, war, riot, insurrection, terrorism, vandalism, or labor difficulties such as work stoppages, strikes, or lockouts.

16. Proprietary Information. Except as required by law or stock exchange rule, the terms and conditions of this Agreement and all documents referenced herein including invoices are confidential and shall not be disclosed without prior written consent of the other.

17. Interstate Service Representation. Unless Williams specifically offers an intrastate Service as set forth in an applicable Service Schedule, Williams requires that more than ten percent (10%) of the transmissions on each circuit shall be interstate transmissions or foreign transmissions as those terms are defined in 47 U.S.C. Sections 153(17) and 153(22). Williams and its affiliates shall not be obligated to make available intrastate Service, e.g., any Service on a circuit with end points within a single state or service on a circuit which originates/terminates at points both of which are situated within a single state unless Customer represents in writing that such interexchange Service or circuits shall be used to carry more than ten percent (10%) interstate or foreign telecommunications. If it is determined at any time that such Service or circuit is subject to regulation by a U.S. State regulatory agency, the Service or circuit may be provided by Williams or its affiliates pursuant to applicable state laws, regulations and applicable tariffs, or Williams and its affiliates may discontinue provision of the affected Service or circuit.

18. Third Party Services. Williams may arrange on behalf of Customer for services to be provided by a third party ("Third Party Services"), such as local access Services, off-net interexchange services, or third party provided international service. Local access services are subject to Section 19 below. When Customer requests international service, Williams may arrange for the foreign end of the Service or for a portion of the foreign end of the Service to be provided by a third party carrier licensed in the relevant foreign point. In some cases, Williams may be unable to, and Customer may be required to, arrange the foreign end of such Service with a foreign carrier. Although this Agreement governs the terms of Williams' arrangement of Third Party Service, the service level parameters and related warranties (if any), pricing, surcharges, outage credits, required commitments, termination liability, limitations, and other service-specific terms of the Third Party Service shall be those of the provider of the Third Party Services ("Third Party Provider").

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19.  Ordering  Local  Access  Service.  (a) Customer  shall  execute a Letter of
Agency, in a form provided by Williams, authorizing Williams to interact directly with local access provider(s) to obtain the local access Service. (b) Customer shall pay all charges including, without limitation, monthly charges, usage charges, installation charges, non-recurring charges, or applicable termination/cancellation charges, of the local access provider(s). (c) When Williams orders local access Services for Customer, Williams shall provision and coordinate the installation of the Service, and conduct the initial testing of an interconnection between the Williams' Service and the local access Service.
(d) Local access Service ordered by Williams shall accrue at the then-current tariff rate (or the standard published rate, if there is no tariff rate) of the Service provider; and any changes in that rate will be passed through to the Customer. (e) When Williams orders local access Services, Williams will not begin billing Customer for local access Services until related Williams Services are turned up. (f) Customer may order its own local access Services from a vendor who has established entrance facilities in a Williams' point of presence or other vendors with Williams' prior written permission. (g) When Customer orders its own local access Service, its provider shall directly bill Customer for Services. In addition, Williams may charge Customer for any associated entrance facility or mileage charges if it provides carrier facility assignment ("CFA") to Customer. (h) Customer shall ensure that the Customer-ordered local access Services are turned up at the same time as the Williams' Services and shall be obligated to pay for Williams' Services regardless of whether the Customer ordered local access Services are ready. (i) Williams shall not be obligated to provision any local access Service except in connection with a Service Order for Williams' on-net Services.

20. Disconnection. Customer may disconnect any Service after installation by providing written notification to Williams sixty (60) days in advance of the effective date of the disconnection and paying to Williams an "Early Termination Charge" in an amount equal to the monthly recurring charges associated with the Service Term less any monthly recurring charges already paid, any non-recurring payments not yet paid by Customer, and any termination liability associated with local access Service or any other Third Party Service.

21. Provisioning. Williams' Service Order provisioning process is found at http://www.williamscommunications.com/network/customer-service/delivery-process.
html.

22. Miscellaneous. (a) Customer shall not assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of Williams, which shall not be unreasonably withheld. (b) This Agreement shall be governed by the laws of the State of New York without regard to choice of law principles. (c) No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this Agreement. (d) The provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce or benefit from these provisions. (e) If any term or provision of this Agreement shall be determined to be invalid or unenforceable by a court or body of competent jurisdiction, then: (i) both parties shall be relieved of all obligations arising under such provision and this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it valid and enforceable while preserving its intent; and (ii) the remainder of this Agreement shall be valid and enforceable. (f) The failure of either party to enforce any provision hereof shall not constitute the permanent waiver of such provision (g) No termination of this Agreement shall affect the rights or obligations of either party: (i) with respect to any payment for Services rendered before termination; or (ii) pursuant to other provisions of this Agreement that, by their sense and context, are intended to survive termination of this Agreement, including without limitation, indemnification and limitation of liability. (h) This Agreement, appurtenant schedules and service orders, consist of all the terms and conditions contained herein. This Agreement constitutes the complete and exclusive statement of the understanding between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Services provided hereunder. (i) Customer represents that it is a telecommunications carrier under the Communications Act of 1934, as amended or under the laws of the jurisdiction where it operates. (j) Customer acknowledges that the provisioning of interstate telecommunications services by Williams to Customer for resale is conditioned upon Customer's submission of a copy of its FCC Registration Information (Blocks 1 & 2 of the Telecommunications Reporting Worksheet, FCC Form 499-A) or FCC Filer 499-A Identification number to Williams, evidencing that Customer has properly registered with the Federal Communications Commission ("FCC").

                                                                      05/15/2002

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